Exhibit 16.2

PRIVATE & CONFIDENTIAL August 29, 2014 U.S. Securities & Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 Ladies and Gentlemen: We have read the statements regarding our firm contained in Items 4.01 of Form 8-K of Lihua International, Inc. dated and filed on August 29, 2014, and are in agreement with those statements. We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K. Very truly yours /s/ Crowe Horwath (HK) CPA Limited Hong Kong, China Copy to: Mr Jonathan P. Serbin and Mr Kelvin Lau Members, Audit Committee Lihua International, Inc.